Jennison Small Company Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


            							May 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Small Company Fund, Inc.
File No. 811-03084


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Small Company Fund, Inc. for the semi-annual period ended March 31, 2004. The Form N-SAR was filed using the EDGAR system.



                                                           Very truly yours,



                                               /s/ Marguerite E.H. Morrison
                                                   Marguerite E.H. Morrison
                                                        Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of May, 2004.







Jennison Small Company Fund, Inc.





Witness: /s/ Marguerite E.H. Morrison  			By:/s/ Grace C. Torres
               Marguerite E.H. Morrison  	               Grace C. Torres
               Assistant Secretary		  	       Treasurer





























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